Exhibit 99.1

hhgregg Terminates Letter of Intent

The Company continues to work with interested third parties to purchase assets of the business

INDIANAPOLIS (March 16, 2017) – hhgregg, Inc. ("hhgregg" or the "Company") today announced that the Company has terminated its previously announced nonbinding term sheet with an anonymous party to purchase substantially all of the assets of the Company through a reorganization under Chapter 11 of the United States Bankruptcy Code because the Company was unable to reach a definitive agreement on terms. As previously announced, petitions were filed in the U.S. Bankruptcy Court for the Southern District of Indiana (the “Court”) on March 6, 2017.

“We have received strong interest from third parties interested in buying some or all of the Company’s assets,” said Robert J. Riesbeck, hhgregg's President and CEO. “We and our advisors continue to work with potential acquirors to help them understand our business model for future growth and our value proposition.”

The Company has obtained interim approval of its $80 million debtor-in-possession loan facility to fund operations of the business during the sale process. hhgregg will continue to operate in the ordinary course of business throughout the restructuring process.

About hhgregg

hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 220 stores in 19 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.

Forward Looking Statements

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to hhgregg's intentions and plans to restructure hhgregg and the conduct of its business during and after such restructuring. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the ability to successfully execute the Company's strategies and initiatives, particularly in returning the Company to profitable growth; the Company’s ability to successfully navigate a chapter 11 bankruptcy; the Company's ability to increase customer traffic and conversion; competition in the retail industry; the Company's ability to maintain a positive brand perception and recognition; the Company's ability to attract and retain qualified personnel; the Company's ability to maintain the security of customer, associate and Company information; rules, regulations, contractual obligations, compliance requirements and fees associated with accepting a variety of payment methods; the Company's ability to effectively achieve cost cutting initiatives; the Company's ability to generate strong cash flows to support its operating activities; the Company's relationships and operations of its key suppliers; the Company's ability to generate sufficient cash flows to recover the fair value of long-lived assets; the Company's ability to maintain and upgrade its information technology systems; the fluctuation of the Company's comparable store sales; the effect of general and regional economic and employment conditions on the Company's net sales; the Company's ability to meet financial performance guidance; disruption in the Company's supply chain; changes in trade regulation, currency fluctuations and prevailing interest rates; and the potential for litigation.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for fiscal year 2016 filed May 19, 2016 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 filed on January 26, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Media Contacts:
hhgregg, Inc.
Lance Peterson, 317-848-8710
Vice President, Finance and Planning
investorrelations@hhgregg.com

Chantal Kowalski, 317-561-7022
Communications Manager
chantal.kowalski@hhgregg.com